  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                           -----------------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                           ------------------------------

                         THE WASHINGTON WATER POWER COMPANY
               (Exact name of registrant as specified in its charter)

               WASHINGTON                               91-0462470
      (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                              1411 East Mission Avenue
                             Spokane, Washington 99202
                                   (509) 489-0500
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------------

J.E. ELIASSEN, Senior Vice President,               J. ANTHONY TERRELL
    Chief Financial Officer & Treasurer          Thelen Reid & Priest LLP
   The Washington Water Power Company              40 West 57th Street
        1411 East Mission Avenue                New York, New York 10019
         Spokane, Washington 99202                   (212) 603-2000
             (509) 489-0500
    (Name and address, including zip code, and telephone number, including area code, of agents for service)

                           ------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./X/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering./ /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering./ /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                          --------------------------------
                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                 TITLE                         AMOUNT           PROPOSED MAXIMUM      PROPOSED MAXIMUM             AMOUNT OF
            OF EACH CLASS OF                    TO BE            OFFERING PRICE      AGGREGATE OFFERING         REGISTRATION FEE
      SECURITIES TO BE REGISTERED           REGISTERED(1)         PER UNIT(2)             PRICE(2)
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock (no par value)..........    2,000,000 shares          $17.3125             $34,625,000               $10,214.38
 Preferred Share Purchase Rights......   2,000,000 rights(3)                                                          (4)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the reported high and low sales prices on the consolidated transaction reporting system on September 4, 1998.

(3) The Preferred Share Purchase Rights (the "Rights") are appurtenant to and will trade with the Common Stock.

(4) The value attributable to the Rights, if any, is reflected in the market price of the Common Stock. Because no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.

     Pursuant to Rule 429, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 33-53655.


--------------------------------------------------------------------------------

PROSPECTUS

                         THE WASHINGTON WATER POWER COMPANY
                   DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               Shares of Common Stock
                                   (no par value)

                              -----------------------

                        Revised Effective September 11, 1998

                               -----------------------

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of The Washington Water Power Company (the "Company") provides holders of shares of its Common Stock with a simple and convenient method of purchasing additional shares of Common Stock. Any Registered Shareholder of Common Stock is eligible to participate in the Plan. The Plan provides that purchases of Common Stock may be made monthly. Purchases will be made either using original issue stock or on the open market, at the election of the Company. The price of shares purchased on the open market will include a brokerage commission.

     Participants in the Plan may:

     - have cash dividends on all their shares of Common Stock automatically reinvested or

     - have their cash dividends reinvested and, in addition, may also make up to $100,000 per calendar year in Optional Cash Payments or

     - make only Optional Cash Payments up to $100,000 per calendar year and receive cash dividends on their Certificate Shares held by them in certificate form or

     - have certificates for shares of Common Stock held for Safekeeping and have cash dividends on shares so held reinvested.

     Optional Cash Payments may be submitted at any time. Optional Cash Payments received by the Agent from participants AT LEAST ONE DAY PRIOR to an Investment Date will be invested during the Investment Period in which such Investment Date occurs. The Investment Date will NORMALLY be the 15th of each month.

     Dividends on shares credited to a participant's reinvestment account must be automatically reinvested in shares of Common Stock.

     Optional Cash Payments, notices of withdrawals or termination and all other written communications with respect to the Plan should be sent to:

                            The Bank of New York
                            Dividend Reinvestment Department
                            P.O. Box 1958
                            Newark, NJ 07101-9774
                            Phone: 1-800-642-7365

                               -----------------------
                 PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE
                              -----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.

                             -----------------------

                 THE DATE OF THIS PROSPECTUS IS SEPTEMBER 11, 1998.

                                  TABLE OF CONTENTS

  Available Information  . . . . . . . . . . . . . . . . . . . . . . . 3
  Incorporation of Certain Documents by Reference  . . . . . . . . . . 3
  The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Question and Answer Summary of the Plan  . . . . . . . . . . . . . . 5
  The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Advantages . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Administration . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Investment Date and Investment Period  . . . . . . . . . . . . . . 8
    Optional Cash Payments . . . . . . . . . . . . . . . . . . . . . . 8
    Purchases Under the Plan - General . . . . . . . . . . . . . . . . 9
    Source of Shares . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Purchase Price Under the Plan  . . . . . . . . . . . . . . . . . . 9
    Reports to Participants  . . . . . . . . . . . . . . . . . . . . .10
    Safekeeping  . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    Sale of Reinvestment Shares - General  . . . . . . . . . . . . . .10
    Certificates for Reinvestment Shares of Common Stock -
       Share Withdrawal  . . . . . . . . . . . . . . . . . . . . . . .10
    Cash for Reinvestment Shares of Common Stock - Cash Withdrawal . .11
    Termination of Account - General . . . . . . . . . . . . . . . . .11
    Termination of Account - Stock (Stock Termination) . . . . . . . .11
    Termination of Account - Cash (Cash Termination) . . . . . . . . .11
    Termination of Account - Stock and Cash (Combined Termination) . .11
    Disposition of All Shares Registered in Participant's Name . . . .11
    Rights Offering  . . . . . . . . . . . . . . . . . . . . . . . . .11
    Stock Dividend or Stock Split  . . . . . . . . . . . . . . . . . .12
    Voting of Reinvestment Shares  . . . . . . . . . . . . . . . . . .12
    Federal Income Tax Consequences of Participation in the Plan . . .12
    Shareholders Subject to Withholding  . . . . . . . . . . . . . . .13
    Responsibility of the Company and the Agent Under the Plan . . . .13
    Modification or Discontinuance of the Plan . . . . . . . . . . . .13
    Interpretation and Regulation of the Plan  . . . . . . . . . . . .13
  Description of Common Stock  . . . . . . . . . . . . . . . . . . . .13
  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Validity of New Common Stock . . . . . . . . . . . . . . . . . . . .15
  Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16


                                AVAILABLE INFORMATION
     The Washington Water Power Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; 7 World Trade Center, 13th Floor, New York, NY 10048; and 500 West Madison Street, 14th Floor, Chicago, IL 60601; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, DC 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov. The Company's Common Stock is listed on the New York and Pacific Stock Exchanges, and reports, proxy statements and other information concerning the Company can be inspected at the offices of such Exchanges located at the New York Stock Exchange, 20 Broad Street, New York, NY 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, CA 94104, respectively.

                               -----------------------
          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Company hereby incorporates herein by reference, and as of any time hereafter prior to the termination of the offering made by this Prospectus the Company shall be deemed to have incorporated herein by reference, (1) the Company's latest Annual Report on Form 10-K (the "Latest Annual Report") filed by the Company with the Commission pursuant to the Exchange Act, and (2) all other reports and documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of the Latest Annual Report, and all of such documents shall be deemed to be a part hereof from the respective dates of filing thereof. The documents incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents". Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement in this Prospectus or in any subsequently filed Incorporated Document modifies or replaces such statement. The Incorporated Documents incorporated herein byreference as of the date of this Prospectus are the Annual Report on Form 10-K for the year ended December 31, 1997, the Quarterly Reports on Form10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Current Reports on Form 8-K dated June 2, 1998 and August 14, 1998.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING EACH BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS THERETO (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INCORPORATED DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO:
TREASURER, BY MAIL AT THE WASHINGTON WATER POWER COMPANY, POST OFFICE BOX 3727, SPOKANE, WASHINGTON 99220-3727, OR BY TELEPHONE AT (509) 489-0500.

                               -----------------------
                                    THE COMPANY
     The Company is an energy services company with operations located throughout the United States. The Company, which was incorporated in the State of Washington in 1889, primarily operates in the electric and natural gas utility businesses. The Company owns Avista Capital, which in turn owns all the Company's non-regulated energy and non-energy businesses. Avista Capital's subsidiaries include Pentzer, Avista Energy, Avista Advantage and Avista Labs. At December 31, 1997, the Company's employees included 1,467 people in its utility operations and approximately 1,751 people in its majority-owned non-regulated businesses (energy and non-energy). The Company's corporate headquarters are located at 1411 East Mission Avenue, in Spokane, Washington 99202.

     The Company's operations are organized into four lines of businesses, two of which compromise its utility operations. The Energy Delivery business provides electricity and natural gas in a 26,000 square mile area in eastern Washington and northern Idaho, with a combined population of approximately 825,000, as of December 31, 1997, as well as natural gas services in a 4,000 square mile area in northeast and southwest Oregon and South Lake Tahoe region of California, with a combined population of approximately 495,000, as of such date. The Generation and Resources business includes the generation and production of electric energy, and short- and long-term electric and natural gas wholesale sales and wholesale marketing primarily to, and commodity trading with, other utilities and power brokers in the Western Systems Coordinating Council. The National Energy Trading and Marketing business, which is conducted through subsidiaries, focuses on commodity trading, energy marketing and energy related products and services on a national basis. The non-energy business primarily consists of Pentzer, a private investment firm.

     Changes underway in the utility and energy industries are creating new opportunities to expand the Company's businesses and serve new markets. In pursuing such opportunities, the Company is shifting its strategic direction to growth in order to achieve its goal of becoming a diversified North American energy company.

                                    DEFINITIONS


When the following terms are used in the Plan, they will have the meanings indicated.


TERM                     MEANING
----                     -------
Agent                    -    The Bank of New York, when acting in its capacity
                              as administrator of the Plan.

Authorization Form       -    Form to be used to enroll in the Plan directing
                              The Bank of New York as Agent to purchase
                              additional shares of Common Stock for the
                              participant's account through the following
                              investment options:

                                   DIVIDEND REINVESTMENT-Reinvest dividends on all shares of Common Stock held by a participant in shares of Common Stock of the Company. Optional Cash Payments may also be invested under this option.

                                   OPTIONAL CASH PAYMENTS ONLY-Investment of only Optional Cash Payments in additional shares of Common Stock of the Company.

                              In each case, cash dividends on shares of Common
                              Stock credited to the participant's reinvestment account must be automatically reinvested in additional shares of Common Stock of the Company.

Broker                   -    A securities broker-dealer, selected by the
                              Company, registered under the Securities Exchange
                              Act of 1934, acting as an independent agent in the
                              purchase and sale of Common Stock under the Plan.

Certificate Shares       -    Certificates for shares held by you or your broker
                              registered in your name.

Commission               -    Securities and Exchange Commission.

Common Stock             -    Common Stock of The Washington Water Power
                              Company.

Company                  -    The Washington Water Power Company.

Composite Tape           -    The record of composite quotations reported by THE
                              WALL STREET JOURNAL.

Dividend Payment Date    -    The date fixed by the Company's Board of Directors
                              on which declared Common Stock dividends are
                              payable. These dates are NORMALLY the 15th day of
                              March, June, September and December.

Ex-dividend Date         -    Second business day prior to the Record Date.

Investment Date          -    The 15th day of every month or, if no trading of
                              the Company's Common Stock occurs on such date,
                              the last preceding date on which trading occurred.

Investment Period        -    The 30-day period (beginning five business days
                              prior to each Investment Date) during which
                              dividends and/or Optional Cash Payments are
                              invested in Common Stock of the Company.

Optional Cash Payments   -    Cash payments, up to $100,000 per calendar year,
                              made to purchase additional shares of Common Stock
                              under the Plan.

Plan                     -    The Washington Water Power Company Dividend
                              Reinvestment and Stock Purchase Plan.

Record Date              -    Closing date fixed by the Company's Board of
                              Directors to establish shareholders of record for
                              payment of dividends, voting privileges and other
                              matters. The Record Dates for the payment of
                              dividends are approximately the 20th day of
                              February, May, August and November.

Registered Shareholder   -    Holder of Common Stock recorded as such on the
                              Company's books.

Reinvestment Shares      -    Shares held in the shareholder's reinvestment
                              account. These may include any shares purchased
                              under the Plan and/or Certificate Shares
                              previously held by the shareholder which are now
                              being held by the Agent for Safekeeping in the
                              shareholder's reinvestment account.

Safekeeping              -    An arrangement by which participants may deposit
                              their Common Stock shares held in certificate form
                              with the Agent. The certificates presented are
                              cancelled and those shares are then credited to
                              the participant's reinvestment account and held in
                              the name of the Agent.


                    QUESTION AND ANSWER SUMMARY OF THE PLAN
      (THIS QUESTION AND ANSWER SUMMARY OF THE PLAN DOES NOT PURPORT TO BE COMPLETE. FOR FURTHER INFORMATION, PLEASE REFER TO THE OTHER PORTIONS OF THE
                           PLAN SET FORTH HEREIN.)

Q:    1.  How do I enroll in the Plan or change my method of participation in the Plan?

A: BY USE OF THE AUTHORIZATION FORM SUBMITTED TO SHAREHOLDERS WITH THE PROSPECTUS OR BY ADVISING THE AGENT IN WRITING OF YOUR DESIRE TO DO SO.

Q:   2.   What amount of Optional Cash Payments is allowed?
A: ANY AMOUNT UP TO A MAXIMUM OF $100,000 PER CALENDAR YEAR. NO MINIMUM AMOUNT IS REQUIRED.

Q:   3.   How do I make Optional Cash Payments?

A: BY SUBMITTING YOUR CHECK OR MONEY ORDER PAYABLE TO "THE BANK OF NEW YORK", WITH YOUR AUTHORIZATION FORM OR WITH THE BOTTOM PORTION OF YOUR REINVESTMENT STATEMENT OF ACCOUNT.

Q:   4.   When can Optional Cash Payments be made?

A: OPTIONAL CASH PAYMENTS MAY BE SUBMITTED AT ANY TIME. OPTIONAL CASH PAYMENTS RECEIVED BY THE AGENT FROM PARTICIPANTS AT LEAST ONE DAY PRIOR TO AN INVESTMENT DATE WILL BE INVESTED DURING THE INVESTMENT PERIOD IN WHICH SUCH INVESTMENT DATE OCCURS. SEE "PURCHASES UNDER THE PLAN - GENERAL."

Q:   5.   When are the Investment Dates?

A: NORMALLY THE 15TH OF EACH MONTH, OR THE LAST PRECEDING DATE ON WHICH TRADING OF THE COMPANY'S COMMON STOCK OCCURRED IF THE 15TH IS A SATURDAY, SUNDAY, NATIONAL HOLIDAY, OR IF NO TRADING OCCURS ON THE 15TH.

Q:   6.   At what price are shares purchased for my account?

A:        SEE "PURCHASE PRICE UNDER THE PLAN."

Q:   7.   How will Reinvestment Shares be held for my account?

A: REINVESTMENT SHARES CREDITED TO YOUR REINVESTMENT ACCOUNT WILL BE HELD BY THE AGENT UNTIL WRITTEN NOTIFICATION IS RECEIVED FROM YOU REGARDING YOUR DESIRE TO RECEIVE A CERTIFICATE AND/OR CASH FOR REINVESTMENT SHARES HELD IN YOUR REINVESTMENT ACCOUNT. DIVIDENDS ON REINVESTMENT SHARES HELD BY THE AGENT MUST BE AUTOMATICALLY REINVESTED.

Q:   8.   What options are available to me when terminating my account or when making withdrawals from my account?

A:        OPTIONS FOR TERMINATING YOUR ACCOUNT:

          a. CLOSING YOUR ACCOUNT AND RECEIVING A CERTIFICATE FOR YOUR WHOLE REINVESTMENT SHARES AND A CHECK FOR ANY FRACTIONAL REINVESTMENT SHARE. SEE "TERMINATION OF ACCOUNT - STOCK (STOCK TERMINATION)."

          b. CLOSING YOUR ACCOUNT AND RECEIVING A CHECK FOR YOUR REINVESTMENT SHARES. SEE "TERMINATION OF ACCOUNT - CASH (CASH TERMINATION)."

          c. CLOSING YOUR ACCOUNT AND RECEIVING A CERTIFICATE FOR A PORTION OF YOUR WHOLE REINVESTMENT SHARES AND A CHECK FOR
               THE BALANCE OF YOUR WHOLE AND FRACTIONAL REINVESTMENT SHARES. SEE "TERMINATION OF ACCOUNT - STOCK AND CASH (COMBINED TERMINATION)."

          OPTIONS AVAILABLE FOR MAKING WITHDRAWALS WHILE STILL REMAINING IN THE
          PLAN:

          a. RECEIVING A CERTIFICATE FOR A PORTION OF YOUR WHOLE REINVESTMENT SHARES YET REMAINING IN THE PLAN. SEE "CERTIFICATES FOR REINVESTMENT SHARES OF COMMON STOCK - SHARE WITHDRAWAL."

          b. RECEIVING A CHECK FOR A PORTION OF YOUR WHOLE REINVESTMENT SHARES YET REMAINING IN THE PLAN. YOU MUST SPECIFY THE NUMBER OF REINVESTMENT SHARES, NOT DOLLARS, WHEN USING THIS OPTION. SEE "CASH FOR REINVESTMENT SHARES OF COMMON STOCK - CASH WITHDRAWAL."

TO AVAIL YOURSELF OF ANY OF THE OPTIONS DESCRIBED ABOVE, COMPLETE THE APPROPRIATE SPACE ON THE REVERSE SIDE OF THE BOTTOM PORTION OF YOUR REINVESTMENT STATEMENT OF ACCOUNT OR SUBMIT A WRITTEN REQUEST TO THE AGENT. IT GENERALLY TAKES APPROXIMATELY 10 TO 15 BUSINESS DAYS TO COMPLETE ANY OF THE TRANSACTIONS. HOWEVER, REQUESTS FOR STOCK TERMINATIONS RECEIVED AFTER A RECORD DATE WILL NOT BE PROCESSED UNTIL AFTER THE RELATED DIVIDEND PAYMENT DATE. ALSO, REQUESTS FOR COMBINED TERMINATIONS, CASH TERMINATIONS AND CASH WITHDRAWALS RECEIVED ON OR AFTER AN EX-DIVIDEND DATE WILL NOT BE PROCESSED UNTIL AFTER THE RELATED DIVIDEND PAYMENT DATE. THESE REQUESTS WILL BE PROCESSED AS PROMPTLY AS POSSIBLE AFTER THAT DIVIDEND PAYMENT DATE. REQUESTS FOR SHARE WITHDRAWALS CAN BE PROCESSED AT ANY TIME AND WILL BE PROCESSED AS PROMPTLY AS POSSIBLE AFTER RECEIPT OF THE REQUEST.

Q:   9.   Can I make a cash payment to reach a goal of a certain number of whole
          Reinvestment Shares?

A: YES, BUT SINCE YOUR CASH PAYMENT MUST BE IN THE AGENT'S HANDS AT LEAST ONE DAY PRIOR TO THE INVESTMENT DATE, YOU WOULD ONLY BE ABLE TO APPROXIMATE THE CASH PAYMENT THAT YOU SHOULD MAKE IN ORDER TO REACH YOUR GOAL. AFTER TAKING INTO CONSIDERATION THE APPROXIMATE NUMBER OF REINVESTMENT SHARES WHICH MAY BE PURCHASED WITH ANY DIVIDEND THAT IS TO BE REINVESTED, YOU CAN ESTIMATE THE CASH PAYMENT REQUIRED TO PURCHASE A CERTAIN NUMBER OF REINVESTMENT SHARES BY USING THE CURRENT MARKET PRICE OF THE COMPANY'S COMMON STOCK. YOU MUST ALSO TAKE INTO ACCOUNT THAT YOU WILL PAY A BROKERAGE COMMISSION WHEN SHARES ARE BEING PURCHASED ON THE OPEN MARKET. A REQUEST FOR A CERTIFICATE FOR A SPECIFIC NUMBER OF REINVESTMENT SHARES SHOULD BE MADE AFTER YOU RECEIVE THE REINVESTMENT STATEMENT OF ACCOUNT WHICH REFLECTS THAT YOU HAVE EITHER REACHED OR EXCEEDED YOUR GOAL.

Q:   10.  If I elect to sell my Reinvestment Shares, what amount will I receive?

A: THE AMOUNT CANNOT BE DETERMINED UNTIL THE REINVESTMENT SHARES ARE SOLD. YOUR REINVESTMENT SHARES WILL BE SOLD BY THE AGENT THROUGH THE BROKER AS PROMPTLY AS PRACTICABLE, AND YOU WILL RECEIVE THE PROCEEDS OF THE SALE LESS ANY BROKERAGE COMMISSION.

Q:   11.  Can the Agent sell shares for which I have certificates, as well as
          Reinvestment Shares held in my account?

A:        NO, THE AGENT IS ONLY ALLOWED TO SELL REINVESTMENT SHARES.

Q:   12.  Do I have to pay tax on the dividends which are reinvested?

A: REINVESTED DIVIDENDS ARE CURRENTLY FULLY TAXABLE. IN THE EVENT IT IS DETERMINED THAT ANY PORTION OF THE DIVIDEND IS ESTIMATED TO BE A NON-TAXABLE RETURN OF CAPITAL, SHAREHOLDERS WOULD RECEIVE SUCH INFORMATION ON THE FORM 1099-DIV IN JANUARY OF EACH YEAR.

Q:   13.  Can I receive a cash dividend on a portion of the shares for which I have certificates and reinvest the dividend on the remainder of those Certificate Shares?

A:        THE PLAN DOES NOT PROVIDE FOR PARTIAL REINVESTMENT IN SUCH A MANNER.
          HOWEVER, YOU MAY CONTACT THE AGENT IF YOU WISH TO TRANSFER A PORTION OF THE SHARES FOR WHICH YOU HAVE CERTIFICATES TO A SECOND ACCOUNT SO THAT YOU COULD RECEIVE A CASH DIVIDEND ON THOSE CERTIFICATE SHARES. IN ADDITION, A SHAREHOLDER MAY ALSO "PARTIALLY REINVEST DIVIDENDS" BY RECEIVING CASH DIVIDENDS ON THE PORTION OF CERTIFICATE SHARES RETAINED IN HIS/HER NAME, AND REINVEST THE DIVIDENDS ON ANY SHARES WHICH HE/SHE HAS DEPOSITED FOR SAFEKEEPING.

Q:   14.  Can I get cash dividends on Reinvestment Shares?

A: DIVIDENDS ON REINVESTMENT SHARES HELD BY THE AGENT IN ITS NAME FOR YOUR REINVESTMENT ACCOUNT MUST BE AUTOMATICALLY REINVESTED. IF YOU WISH TO RECEIVE CASH DIVIDENDS ON ANY OR ALL WHOLE REINVESTMENT SHARES (INSTEAD OF HAVING THEM REINVESTED), YOU MUST FIRST WITHDRAW THE REINVESTMENT SHARES FROM YOUR REINVESTMENT ACCOUNT. (SEE "CERTIFICATES FOR REINVESTMENT SHARES OF COMMON STOCK - SHARE WITHDRAWAL.") YOU MUST ALSO BE ENROLLED IN THE OPTIONAL CASH PAYMENTS ONLY FEATURE OF THE PLAN, WHICH ALLOWS YOU TO RECEIVE CASH DIVIDENDS ON ANY CERTIFICATE SHARES YOU MAY HOLD.

Q:   15.  If I submit an Optional Cash Payment, how soon will my account be credited with a dividend on the Reinvestment Shares purchased with my cash payment?

A: THE RECORD DATES FOR THE PAYMENT OF DIVIDENDS ARE APPROXIMATELY THE 20TH OF FEBRUARY, MAY, AUGUST AND NOVEMBER. THE DIVIDEND PAYMENT DATES ARE NORMALLY THE 15TH OF MARCH, JUNE, SEPTEMBER AND DECEMBER. THEREFORE, HOLDERS OF REINVESTMENT SHARES PURCHASED WITH OPTIONAL CASH PAYMENTS AS OF DECEMBER 15, JANUARY 15 AND FEBRUARY 15 WOULD ORDINARILY BE ENTITLED TO DIVIDENDS ON MARCH 15; HOLDERS OF REINVESTMENT SHARES PURCHASED WITH OPTIONAL CASH PAYMENTS AS OF MARCH 15, APRIL 15 AND MAY 15 WOULD ORDINARILY BE ENTITLED TO DIVIDENDS ON JUNE 15; AND SO ON.

Q:   16.  Can I forward the Certificate Shares I hold to the Company for
          Safekeeping?

A: NO, YOU MAY ELECT TO HAVE THE AGENT HOLD SHARES FOR ANY STOCK CERTIFICATES NOW HELD BY YOU. THE STOCK CERTIFICATES IN YOUR NAME WOULD BE CANCELLED, AND THE SHARES FOR SUCH CERTIFICATES WOULD BE CREDITED TO YOUR REINVESTMENT ACCOUNT AND HELD BY THE AGENT. THE DIVIDENDS ON ANY SHARES HELD IN THIS MANNER MUST BE REINVESTED. PLEASE NOTE THAT IT IS THE RESPONSIBILITY OF THE PARTICIPANT TO RETAIN HIS/HER RECORDS RELATIVE TO THE COST OF ANY CERTIFICATE SHARES DEPOSITED FOR SAFEKEEPING. SEE "SAFEKEEPING" FOR ADDITIONAL INFORMATION, OR CONTACT THE AGENT FOR SPECIFIC INSTRUCTIONS.

Q:   17.  Can beneficial owners of the Company's Common Stock, whose shares are registered in names other than their own, participate in the Plan?

A: YES, BENEFICIAL OWNERS MAY PARTICIPATE DIRECTLY BY HAVING SOME OR ALL OF THEIR SHARES TRANSFERRED INTO THEIR NAMES. OR, THEY MAY PARTICIPATE INDIRECTLY BY REQUESTING THEIR RECORD HOLDERS (SUCH AS THEIR BROKER OR BANK

          NOMINEE) TO PARTICIPATE ON THEIR BEHALF. SUCH INDIRECT PARTICIPATION MUST BE THROUGH THE REGISTERED HOLDER OF THE SHARES.

Q:   18.  When can I expect to receive my reinvestment statements of account?

A: GENERALLY, NO LATER THAN TEN TO FIFTEEN DAYS AFTER THE END OF AN INVESTMENT PERIOD IN WHICH A TRANSACTION OCCURRED. FOR EXAMPLE, THE INVESTMENT PERIOD FOR A JUNE 15 INVESTMENT DATE WOULD END NO LATER THAN JULY 7. YOU COULD EXPECT TO RECEIVE YOUR REINVESTMENT STATEMENT ON OR ABOUT JULY 17.

Q:   19.  What happens when a participant sells or transfers all of the
          Certificate Shares registered in his/her name?

A: IF A PARTICIPANT SELLS ALL CERTIFICATE SHARES OF STOCK REGISTERED IN HIS/HER NAME, THE AGENT WILL, UNLESS OTHERWISE INSTRUCTED BY THE PARTICIPANT, CONTINUE TO REINVEST THE DIVIDENDS ON THE REINVESTMENT SHARES CREDITED TO HIS/HER ACCOUNT UNDER THE PLAN AS LONG AS THERE IS A BALANCE.

          IF A PARTICIPANT TRANSFERS ALL CERTIFICATE SHARES OF STOCK REGISTERED IN HIS/HER NAME INTO A NEW SHAREHOLDER REGISTRATION, THE AGENT WILL NOT AUTOMATICALLY TRANSFER THE REINVESTMENT SHARE BALANCE TO THE NEW ACCOUNT. THE PARTICIPANT MUST CONTACT THE AGENT TO REQUEST THE TRANSFER OF REINVESTMENT SHARES.

Q:   20.  Can I transfer my shares to someone else?

A: YES, REINVESTMENT SHARES MAY BE TRANSFERRED TO NAMES OTHER THAN THE ACCOUNT NAME. APPROPRIATE DOCUMENTATION WITH GUARANTEED SIGNATURE(S) WOULD BE REQUIRED. PLEASE CONTACT THE AGENT FOR SPECIFIC INSTRUCTIONS.

Q:   21.  What information will I receive that I need to retain to allow me to determine the cost basis of shares acquired through the Plan?

A: IT IS IMPORTANT THAT YOU RETAIN EACH YEAR'S DECEMBER REINVESTMENT STATEMENT OF ACCOUNT AS WELL AS THE LAST REINVESTMENT STATEMENT YOU RECEIVE FROM THE COMPANY WHEN YOUR REINVESTMENT ACCOUNT IS TERMINATED.

          IT IS ALSO CRITICAL THAT YOU RETAIN ALL INFORMATION RELATIVE TO THE COST OF COMMON STOCK CERTIFICATE SHARES PREVIOUSLY HELD BY YOU WHICH HAVE BEEN CREDITED TO YOUR REINVESTMENT ACCOUNT FOR SAFEKEEPING BY THE AGENT.

                               -----------------------

                                      THE PLAN
PURPOSE
     The purpose of the Plan is to provide Registered Shareholders of the Company's Common Stock with a simple and convenient method of investing cash dividends and/or Optional Cash Payments in additional shares of Common Stock of the Company at regular intervals, and with a method of selling those shares of Common Stock held by the Agent for the participants. Purchases will be made either using original issue stock or on the open market, at the election of the Company. The price of shares purchased on the open market will include a brokerage commission. No commission will be paid on any original issue shares which might be purchased directly from the Company under the Plan. Should it be necessary to utilize both open market and original issue shares for any particular Investment Period, the brokerage commission applicable to the open market shares will be included in the average price per share of all shares purchased.

ADVANTAGES
     Participants in the Plan may (a) have cash dividends on all the shares of Common Stock registered in their names automatically reinvested or (b) have their cash dividends reinvested and, in addition, may also make up to $100,000 per calendar year in Optional Cash Payments or (c) make only Optional Cash Payments up to $100,000 per calendar year and continue to receive cash dividends on their Certificate Shares. Dividends on Reinvestment Shares must be automatically reinvested.

     Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be credited to participants' reinvestment accounts. In addition, dividends in respect to such fractions, as well as whole shares, will be credited to participants' reinvestment accounts. Participants can avoid the cumbersome safekeeping of certificates for Reinvestment Shares credited to their reinvestment accounts and may also elect to deposit Certificate Shares of the Company's Common Stock now held in their name into their reinvestment account for Safekeeping. The deposit of such shares protects participants against loss, theft, or destruction of stock certificates. Certificates so deposited will be held in the name of the Agent. The dividends on all Reinvestment Shares held by the Agent must be automatically reinvested. Regular quarterly statements of account will be provided to all participants in the Plan. In addition, statements of account will be provided for months in which transactions affecting a participant's reinvestment account take place.

     Under the Plan, purchases and sales of the Company's Common Stock on the open market for each participant will be aggregated for the purpose of making stock transactions in large volume. Thus, brokerage commissions are expected to be significantly less than participants would ordinarily pay if they purchased or sold the shares individually. Any such savings are therefore shared by all participants. The amount of the brokerage commission may be negotiated with the Broker from time to time. No other administrative fee or service charge will be paid by participants in connection with purchases or sales made on the open market.

ADMINISTRATION
     The Bank of New York is the Agent for participants in the Plan and will administer the Plan, keep records, send statements of account and perform for the participants other duties relating to the Plan. Common Stock purchased under the Plan, as well as Certificate Shares placed with the Agent for Safekeeping, will be registered in the name of the Agent as Agent for the participants in the Plan.

PARTICIPATION
     All Registered Shareholders of the Company's Common Stock are eligible to participate in the Plan. Beneficial owners of the Company's Common Stock whose shares are registered in names other than their own may participate directly by having some or all of their shares transferred into their names, or they may participate indirectly by requesting their record holders (such as a broker or bank nominee) to participate on their behalf. Such indirect participation must be through the registered holder of the shares.

     A Registered Shareholder of the Company's Common Stock may enroll in the Plan by signing an Authorization Form and returning it in the envelope provided. (An Authorization Form may be obtained at any time upon request to the Dividend Reinvestment Department of The Bank of New York, P.O. Box 1958, Newark, NJ 07101-9774 or by telephoning the Shareholder Relations Department at 1-800-642-7365.)

     A participant may change the method of participation in the Plan by completing a new Authorization Form to indicate the manner of future participation and sending it to the Agent. Authorization Forms may be obtained by writing the Agent at the address given in the preceding paragraph.

     A Registered Shareholder of Common Stock may enroll in the Plan at any time. With respect to Optional Cash Payments, if the Authorization Form and Optional Cash Payment are received at least one day prior to an Investment Date, participation in the Plan will begin with that Investment Date. With respect to reinvestment of dividends, if the Authorization Form is received by the Agent on or before a Record Date, participation in the Plan will begin with the next following Dividend Payment Date.

COSTS
     Brokerage commissions are paid by participants in connection with purchases and sales of Reinvestment Shares made on the open market under the Plan. All other costs of administration of the Plan are to be paid by the Company.

INVESTMENT DATE AND INVESTMENT PERIOD
     The Investment Date will NORMALLY be the 15th of every month or, if no trading of the Company's Common Stock occurs on such date, the last preceding date on which trading occurred.

     The Investment Period for investing dividends and/or Optional Cash Payments in Common Stock of the Company will be the 30-day period beginning five business days prior to the Investment Date.

OPTIONAL CASH PAYMENTS
     In addition to the investment of quarterly dividends, a participant in the Plan may also make up to $100,000 per calendar year in Optional Cash Payments. There is no minimum amount required. Shares will be purchased monthly during the Investment Period. The same amount of money need not be sent each time an Optional Cash Payment is made. There is no obligation to make Optional Cash Payments.

     An Optional Cash Payment may be made by a participant when joining the Plan by enclosing the payment with the Authorization Form. Thereafter, Optional Cash Payments should be accompanied by the bottom portion of thestatement of account provided to the participant. Optional Cash Payments should be made by check or money order payable to "The Bank of New York."

     Optional Cash Payments received by the Agent from participants AT LEAST ONE DAY PRIOR to an Investment Date will be invested in Common Stock during the Investment Period in which such Investment Date occurs. Optional Cash Payments received after the time specified above will be held and invested in Common Stock during the next Investment Period. No interest will be paid on Optional Cash Payments held by the Agent.

     Any Optional Cash Payment will be refunded if a written request for such refund is received by the Agent more than forty-eight (48) hours prior to an Investment Date.

     Any participant who elects to make Optional Cash Payments ONLY and who does not make AT LEAST ONE cash payment within the same quarter in which enrolled will automatically be dropped from the Plan. A Registered Shareholder may re-enroll in the Plan at any time.

     Cash payments will not be accepted by the Agent if a participant imposes any restrictions with respect to the number of shares to be purchased, the price at which shares are to be purchased, the timing of the purchase, or what the participant's balance will be following a purchase. In addition, the Agent cannot purchase shares for a participant without advance payment, nor can it refund any part of a participant's cash payment after shares are purchased. It is not possible for the Agent to tell a participant in advance how much money to send for the purchase of a full or fractional share because the price per share will not be known at the time an Optional Cash Payment is made.

PURCHASES UNDER THE PLAN - GENERAL
     On each Dividend Payment Date, the Company will pay to the Agent any cash dividends on the Certificate Shares of Common Stock registered in each participant's name as well as on Reinvestment Shares of Common Stock credited to the participant's reinvestment account. The Agent will promptly apply such dividends and any Optional Cash Payments received from such participant at least one day prior to such Dividend Payment Date to the purchase of additional shares of Common Stock for the reinvestment account of such participant, by one or both of the methods described below. On each Investment Date which is not also a Dividend Payment Date, the Company will pay to the Agent any Optional Cash Payments received from such participant at least one day prior to such Investment Date. The Agent will promptly apply such Optional Cash Payments to the purchase of additional shares of Common Stock for the reinvestment account of such participant, by one or both of the methods described below. See "Source of Shares."

     Each participant's reinvestment account will be credited with that number of shares, including fractional share (computed to four decimal places), as of the last day of an Investment Period, or as of such earlier date on which all purchases for an Investment Period are completed, at a price per share equal to the total amount invested for the participant's reinvestment account divided by the average price (including brokerage commissions, if applicable) for all purchases for all participants during an Investment Period.

     Purchases will be made either using original issue stock or on the open market, at the election of the Company. The price of shares purchased on the open market will include a brokerage commission.

     Dividends, as and when declared by the Board of Directors of the Company, will be paid on shares purchased on the open market or purchased directly from the Company on subsequent Dividend Payment Dates.

SOURCE OF SHARES
OPEN MARKET PURCHASES
     Shares purchased under the Plan on the open market will be purchased by the Broker. Subject to certain limitations, the Broker has full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased (including on any securities exchange, on the over-the-counter market or in negotiated transactions) and the persons (including other brokers and dealers) from or through whom such purchases are made.

PURCHASES DIRECTLY FROM THE COMPANY
     Shares purchased directly from the Company will be original issue stock.

PURCHASE PRICE UNDER THE PLAN
PRICE OF COMMON STOCK PURCHASED ON THE OPEN MARKET
     The price of the Common Stock purchased on the open market with reinvested dividends and/or with Optional Cash Payments will be the average cost of such shares, including brokerage commissions, incurred in connection with the purchase of such shares during an Investment Period. The price per share will be determined by dividing the total cost

(including all brokerage commissions) of all shares purchased with Optional Cash Payments and/or reinvested dividends during an Investment Period by the total number of shares purchased during such Investment Period.

PRICE OF COMMON STOCK PURCHASED DIRECTLY FROM THE COMPANY
     The price of the Common Stock purchased directly from the Company with reinvested dividends or with Optional Cash Payments will be the average of the high and low sale prices of the Common Stock as reported on the Composite Tape for the applicable Investment Date.

    Should it be necessary to utilize both open market and original issue shares for any particular Investment Period, the brokerage commission applicable to the open market shares will be included in the average price per share of all shares purchased.

REPORTS TO PARTICIPANTS
     Each participant in the Plan will receive from the Agent a quarterly statement of account. In addition, statements will be provided for months in which transactions affecting a participant's reinvestment account take place. Statements will be provided as soon as practicable after an Investment Period. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, each participant will receive copies of the same communications sent to each other holder of Common Stock, including the Company's Quarterly Report to Shareholders, the Annual Report to Shareholders, the Notice of Annual Meeting and Proxy Statement and Internal Revenue Service information for reporting dividends paid. Each participant will receive notice relating to any modification made to the Plan.

SAFEKEEPING
     A participant may elect to deposit Certificate Shares of the Company's Common Stock now held in his/her name into his/her reinvestment account for Safekeeping. Certificate Shares so deposited will be held in the name of the Agent. THE DIVIDENDS ON ALL SHARES HELD BY THE AGENT WILL BE AUTOMATICALLY REINVESTED.

     Certificates for Safekeeping should be sent with a completed Safekeeping Authorization Form by registered mail to The Bank of New York, Dividend Reinvestment Department, P.O. Box 1958, Newark, NJ 07101-9774. The certificate(s) should not be endorsed.

     It is suggested that participants use registered mail when sending stock certificate(s) declaring a value equal to 2% of the market value of the shares on the date of mailing. This amount would be the approximate cost of replacing the certificate(s) should they be lost in the mail.

     It is the responsibility of the participant to retain his/her records relative to the cost of any Certificate Shares deposited for Safekeeping as, in most cases, the Company/Agent would have no knowledge of the purchase price of such Certificate Shares.

SALE OF REINVESTMENT SHARES - GENERAL
     SELLING PARTICIPANTS SHOULD BE AWARE THAT THE COMMON STOCK PRICE MAY FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE AGENT, AND THE ULTIMATE SALE ON THE OPEN MARKET BY THE BROKER. THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK TO BE BORNE SOLELY BY THE PARTICIPANT.

CERTIFICATES FOR REINVESTMENT SHARES OF COMMON STOCK - SHARE WITHDRAWAL
     Certificates for Reinvestment Shares of Common Stock credited to a participant's reinvestment account under the Plan will be issued to the Agent or its nominee as Agent for the participant. The number of Reinvestment Shares credited to a reinvestment account will be shown on the participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of a fractional share and reduces the cost to be borne by the Company.

     Certificates for any number of whole Reinvestment Shares credited to a reinvestment account will be issued upon the written request of a participant intending to remain in the Plan, and the Reinvestment Shares represented by such certificates will be deducted from the participant's reinvestment account. Any remaining whole Reinvestment Shares and any fraction of a share will continue to be credited to the participant's reinvestment account. Certificates for fractional shares will not be issued under any circumstances.

     Reinvestment Shares may not be pledged. A participant who wishes to pledge such Reinvestment Shares must request that certificates for such Reinvestment Shares be issued in the participant's name.

CASH FOR REINVESTMENT SHARES OF COMMON STOCK-CASH WITHDRAWAL
     A participant intending to remain in the Plan may request that a portion of the whole Reinvestment Shares credited to the participant's reinvestment account be sold. A participant must specify the number of Reinvestment Shares which are to be sold. The Reinvestment Shares sold will be deducted from the participant's reinvestment account, and any remaining whole Reinvestment Shares and any fraction of a share will continue to be credited to the participant's reinvestment account. The participant will receive a check for the proceeds of the sale less brokerage commission. See "Sale of Reinvestment Shares - General."

     A request for a Cash Withdrawal received on or after an Ex-dividend Date will not be processed until after the related Dividend Payment Date. Such request, however, will be processed as promptly as possible after that Dividend Payment Date.

TERMINATION OF ACCOUNT - GENERAL
     Any Optional Cash Payment sent to the Agent prior to a request to terminate will be invested by the Agent unless return of the amount is specifically indicated in the request to terminate. After termination of the reinvestment account, all subsequent dividends will be paid by check to the former participant unless re-enrolled in the Plan. See Stock Termination, Cash Termination, and Combined Termination below for specific details.

TERMINATION OF ACCOUNT - STOCK (STOCK TERMINATION)
     When a participant closes the account or upon discontinuation of the Plan by the Company, certificates for whole Reinvestment Shares credited to a participant's reinvestment account will be issued and a check will be issued for any fractional share. Such payment for the fractional share will be based on the last sale price of the Common Stock as reported on the Composite Tape for the day on which the termination request is received by the Agent.

     A request for a Stock Termination received after a Record Date will not be processed until after the related Dividend Payment Date. Such request, however, will be processed as promptly as possible after that Dividend Payment Date.

TERMINATION OF ACCOUNT - CASH (CASH TERMINATION)
     In lieu of receiving certificates for whole Reinvestment Shares, the participant may, upon terminating the reinvestment account, request that all of the Reinvestment Shares, both whole and fractional, credited to the reinvestment account be sold. The participant will receive a check for the proceeds of the sale less brokerage commission. See "Sale of Reinvestment Shares - General."

     A request for a Cash Termination received on or after an Ex-dividend Date will not be processed until after the related Dividend Payment Date. Such request, however, will be processed as promptly as possible after that Dividend Payment Date.

TERMINATION OF ACCOUNT - STOCK AND CASH (COMBINED TERMINATION)
     A participant may, upon terminating the reinvestment account, request that a certificate be issued for a portion of the whole Reinvestment Shares credited to the reinvestment account and that the balance of the whole and fractional shares credited to the reinvestment account be sold. The participant will receive a certificate for the whole Reinvestment Shares specified and will also receive a check for the proceeds of the sale of the remaining Reinvestment Shares less brokerage commission. See "Sale of Reinvestment Shares - General."

     A request for a Combined Termination received on or after an Ex-dividend Date will not be processed until after the related Dividend Payment Date. Such request, however, will be processed as promptly as possible after that Dividend Payment Date.

DISPOSITION OF ALL SHARES REGISTERED IN PARTICIPANT'S NAME
     If a participant disposes of all Certificate Shares of Common Stock registered in the participant's name, the Agent will continue to reinvest the dividends on the Reinvestment Shares credited to the participant's reinvestment account until notified in writing by such participant that the participant wishes to terminate the reinvestment account.

RIGHTS OFFERING
     A rights offering takes place when the Company issues to the existing shareholders the right to purchase additional shares of Common Stock of the Company in proportion to the shares they already own. In a rights offering by the Company, rights on all Reinvestment Shares will be issued to the Agent or its nominee. The Agent will sell such rights, credit each participant's reinvestment account in proportion to the whole and fractional shares held therein on the Record Date for such rights, and apply the proceeds to the purchase of additional shares of Common Stock of the Company. Any participant who wishes to exercise, transfer or sell stock purchase rights on the participant's Reinvestment Shares must request, prior to the Record Date for the issuance of any such rights, that the whole Reinvestment Shares credited to the participant's reinvestment account be withdrawn from the reinvestment account and registered in the participant's name. See "Certificates for Reinvestment Shares of Common Stock-Share Withdrawal."

     Rights on Certificate Shares registered in the name of the participant will be mailed directly to the participant in the same manner as to shareholders not participating in the Plan.

STOCK DIVIDEND OR STOCK SPLIT
     Any stock dividends or split shares distributed by the Company on Reinvestment Shares credited to the reinvestment account of a participant will be added to the participant's reinvestment account. Stock dividends or split shares distributed on Certificate Shares registered in the name of the participant will be mailed directly to the participant in the same manner as to shareholders who are not participants in the Plan.

VOTING OF REINVESTMENT SHARES
     Each participant in the Plan will receive a Notice of Annual Meeting, a Proxy Statement, a proxy card and the Company's Annual Report to Shareholders. The proxy card will include Reinvestment Shares held in the participant's reinvestment account as well as any shares for which a participant has certificates. The proxy card may be completed, signed and forwarded to the Agent in the return envelope provided for such purpose. If the returned proxy card is properly signed and marked for voting, all the shares covered by such proxy will be voted as marked. If no instructions are received on a returned proxy card, properly signed, with respect to any item thereon, all of the participant's shares will be voted with respect to such item(s) in accordance with the recommendations of the Company's management.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN
     The following is a summary of federal income tax consequences of participating in the Plan. The tax consequences to a particular investor may vary on account of the particular circumstances. A participant should consult his or her tax advisor as to the income tax consequences based upon his or her particular circumstances and as to the consequences under state and local law.

     In general, a participant will be treated as having received dividends reinvested under the Plan and such dividends shall be fully taxable. While the specific tax rules vary slightly depending upon whether dividends are used to purchase shares on the open market or to purchase shares directly from the Company, in general, a participant will be treated as receiving an amount of taxable income equal to the amount of dividends to which he or she was entitled. A participant who purchases shares with Optional Cash Payments will recognize no taxable income upon such purchases.

     In general, the tax basis of shares purchased with reinvested dividends and/or with optional cash payments, will be the applicable price determined in the above section entitled "Purchase Price Under the Plan." The holding period for full or fractional shares purchased for a participant will commence no later than the date following the day on which the shares are credited to the participant's account.

     All distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's earnings and profits. Form 1099-DIV sent to each participant annually will indicate the total amount of dividends paid to the participant.

     A participant does not realize any taxable income when such participant receives certificates for Reinvestment Shares credited to a reinvestment account, either upon such participant's request, or upon termination of the investment account, or upon discontinuation of the Plan by the Company. However, gain or loss will be realized by the participant when whole shares are sold by the Plan pursuant to such participant's request. In addition, a participant who receives a cash payment for a fraction of a share credited to a reinvestment account will realize a gain or loss with respect to such fraction. The amount of any such gain or loss would be the difference between the amount which the participant receives for such participant's shares or fraction of a share and his tax basis therefor.

     Under applicable "Backup Withholding" regulations, dividends which are reinvested pursuant to the Plan may be subject to the withholding tax generally applicable to dividends unless the participant provides the Agent with the participant's taxpayer identification number or otherwise qualifies for exemption from such withholding. Any amount so withheld will be treated as a taxable dividend received by the participant under the foregoing rules and will be reflected on such participant's Form 1099-DIV together with other dividends actually received by such participant.

     For other tax consequences of participation in the Plan, including state and local income taxation, participants should consult their tax advisor. The above Federal Income Tax discussion is based on federal income tax law as in effect as of the date hereof. Participants should consult their tax advisors with respect to the impact of any future legislative proposals or legislation enacted after the date of this Prospectus.

SHAREHOLDERS SUBJECT TO WITHHOLDING
     In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, or in the case of domestic shareholders whose dividends are subject to backup withholding, the Agent will invest in Common Stock an amount equal to the net dividends of such participants, after deduction of the withholding amount. The amount so withheld will be reflected on a Form 1099-DIV in January as tax withheld.

RESPONSIBILITY OF THE COMPANY & AGENT UNDER THE PLAN
     Neither the Company, the Bank of New York as Agent, nor the Broker will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death or with respect to any fluctuation in market value before or after any purchase or sale of Reinvestment Shares.

     The participant should recognize that neither the Agent nor the Broker can assure the participant of a profit or protect the participant against a loss on shares purchased or sold under the Plan.

MODIFICATION OR DISCONTINUANCE OF THE PLAN
     The Company reserves the right to suspend, modify or discontinue the Plan at any time by action of its Board of Directors. Notice of any such suspension, modification or discontinuance will be given to all participants.

     Upon discontinuance of the Plan by the Company, certificates for whole Reinvestment Shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fractional share.

INTERPRETATION AND REGULATION OF THE PLAN
     The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation.

                            DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, cumulative, without nominal or par value, which is issuable in series, and 200,000,000 shares of Common Stock without nominal or par value. Following is a brief description of certain of the rights and privileges attaching to the Common Stock of the Company. For a complete description, reference is made to the Company's Restated Articles of Incorporation, as amended (the "Articles"), and to the laws of the State of Washington. The following summary, which does not purport to be complete, is qualified in its entirety by such reference.

DIVIDEND RIGHTS
     After full provision for all Preferred Stock dividends declared or in arrears, the holders of Common Stock of the Company are entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of the Company.

VOTING RIGHTS
     The holders of the Common Stock have sole voting power, except as indicated below or as otherwise provided by law, and each holder of Common Stock is entitled to vote cumulatively for the election of directors. If dividends payable on any shares of Preferred Stock shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares of Preferred Stock over the eighteen (18) month period ended on such date, the holders of such stock become entitled, as one class, to elect a majority of the Board of Directors, which right does not cease until all defaults in the payment of dividends on the Preferred Stock shall have been cured. In addition, the consent of various proportions of the Preferred Stock at the time outstanding is required to adopt any amendment to the Articles which would authorize any new class of stock ranking prior to or on a parity with the Preferred Stock as to certain matters, to increase the authorized number of shares of the Preferred Stock or to change any of the rights or preferences of outstanding Preferred Stock.

CLASSIFIED BOARD OF DIRECTORS
    Both the Articles and the Company's Bylaws, as amended (the "Bylaws") provide for a Board of Directors divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. The Articles and Bylaws also provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the Common Stock. The Articles and Bylaws further require an affirmative vote of the holders of at least 80% of the Common Stock to alter, amend or repeal the provisions relating to the classification of the Board of Directors and the removal of members from, and the filling of vacancies on, the Board of Directors.

CHANGE IN CONTROL
    The Articles contain a "fair price" provision which requires the affirmative vote of the holders of at least 80% of the Common Stock for the consummation of certain business combinations, including mergers, consolidations, recapitalizations, certain dispositions of assets, certain issuances of securities, liquidations and dissolutions involving the Company and a person or entity who is or, under certain circumstances, was, a beneficial owner of 10% or more of the outstanding shares of Common Stock (an "Interested Shareholder") unless (a) such business combination shall have been approved by a majority of the directors unaffiliated with the Interested Shareholder or (b) certain minimum price and procedural requirements are met. The Articles provide that the "fair price" provision may be altered, amended or repealed only by the affirmative vote of the holders of at least 80% of the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS
     Reference is made to the Rights Agreement, dated as of February 16, 1990, as amended ("Rights Agreement"), between the Company and The Bank of New York, successor Rights Agent to First Chicago Trust Company of New York, filed with the Securities and Exchange Commission. The following statements are qualified in their entirety by such reference.

     The Company has adopted a shareholder rights plan pursuant to which holders of Common Stock outstanding on March 2, 1990 or issued thereafter have been granted one preferred share purchase right ("Right") on each outstanding share of Common Stock. The description and terms of the Rights are set forth in the Rights Agreement. Certain of the capitalized terms used in the following description have the meanings set forth in the Rights Agreement.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock since until such time the Rights may be redeemed as hereinafter described.

     Each Right, initially evidenced by and traded with the shares of Common Stock, entitles the registered holder to purchase one two-hundredth of a share of Preferred Stock of the Company, without par value ("Preferred Shares"), at an exercise price of $40, subject to certain adjustments, regulatory approval and other specified conditions. The Rights will be exercisable only if a person or group acquires 10% or more of the Common Stock or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Stock.

     If any person or group acquires 10% or more of the outstanding Common Stock, each Right will entitle its holder (other than such person or members of such group), subject to regulatory approval and other specified conditions, to purchase that number of shares of Common Stock or Preferred Shares having a market value of twice the Right's exercise price. In addition, in the event that any person or group has acquired 10% or more of the outstanding Common Stock or the Company consolidates or merges with or into, or sells 50% or more of its assets or earning power to any person or group, or engages in certain "self-dealing" transactions with any person or group owning 10% or more of the outstanding Common Stock, proper provision will be made so that each Right would thereafter entitle its holder to purchase that number of the acquiring Company's Common Shares having a market value at that time of twice the Right's exercise price.

     At any time after a person or group acquires more than 10% but less than 50% of the outstanding Common Stock, the Board of Directors of the Company may, subject to any necessary regulatory approval, require each outstanding Right to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock.

     The Rights may be redeemed, at a redemption price of $.005 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 10% or more of the Common Stock. Under certain circumstances, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. The Rights will expire on February 16, 2000.

LIQUIDATION RIGHTS
     In the event of any liquidation of the Company, after satisfaction of the preferential liquidation rights of the Preferred Stock, the holders of the Common Stock would be entitled to share ratably in all assets of the Company available for distribution to stockholders.

PRE-EMPTIVE RIGHTS
     No holder of any stock of the Company has any pre-emptive rights.

MISCELLANEOUS
     The presently outstanding shares of Common Stock of the Company are fully paid and nonassessable and, upon the sales as herein described, the shares of Common Stock will continue to be fully paid and nonassessable.

     The Common Stock of the Company is listed on the New York and Pacific Stock Exchanges.

     The Agent for the Common Stock is The Bank of New York, Dividend Reinvestment Department, P.O. Box 1958, Newark, NJ 07101-9774.


                                   USE OF PROCEEDS

     Unless shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock under the Plan. The Company does not know the number of shares of Common Stock that will ultimately be sold pursuant to the Plan, the prices at which such shares will be sold, or the number of shares, if any, that will be purchased directly from the Company, and therefore, cannot estimate the amount of proceeds to be received from any purchase of such shares. To the extent that shares are purchased directly from the Company, the proceeds are expected to be used for the Company's construction program, the interim financing of such construction program, the refunding of other securities of the Company, or to reimburse the treasury for funds previously expended for such purposes.


                            VALIDITY OF NEW COMMON STOCK

     The validity of the Common Stock issued by the Agent/Company under the Plan has been passed upon for the Company by Paine, Hamblen, Coffin, Brooke & Miller LLP, Spokane, Washington, General Counsel for the Company. Paine, Hamblen, Coffin, Brooke & Miller LLP is not aware of any court decision applying Washington law that addresses plans similar to the Rights Agreement. However, such counsel have concluded that a court applying such law, in the context of the authorization and issuance of shareholder rights similar to the Rights, would most likely look to and apply Delaware corporate law. Accordingly, the opinions of such counsel, insofar as the Rights are concerned, are based upon such conclusion.

                                      EXPERTS

     The financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Latest Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The statements made as to matters of law and legal conclusions under "Federal Income Tax Consequences of Participation in the Plan" have been reviewed by Thelen Reid & Priest LLP. Such statements are set forth herein in reliance upon the opinion of that firm given upon their authority as experts.

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


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


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

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                The Washington Water
                                   Power Company


                   Dividend Reinvestment and Stock Purchase Plan


                               Shares of Common Stock
                                   (no par value)



                                -------------------
                                     PROSPECTUS
                                -------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer described herein; and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering of any securities other than those to which it specifically relates, nor an offering of any securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of the Company or its subsidiaries since the date hereof.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED).

     Filing fee -- Securities and Exchange Commission. . . . .     $10,214.38
     Legal Fees and Expenses . . . . . . . . . . . . . . . . .      11,500.00
     Accounting Fees and Expenses. . . . . . . . . . . . . . .       2,500.00
     Printing Expenses . . . . . . . . . . . . . . . . . . . .       5,000.00

        Total Expenses . . . . . . . . . . . . . . . . . . . .     $29,214.38

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Company's Restated Articles of Incorporation ("Articles") provides, in part, as follows:

     "The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any such proceeding. The Corporation shall pay any reasonable expenses incurred by a director in connection with any such proceeding in advance of the final determination thereof upon receipt from such director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person."

     The Company has entered into indemnification agreements with each director as contemplated in Article Seventh of the Articles.

     Reference is made to Revised Code of Washington 23B.08.510, which sets forth the extent to which indemnification is permitted under the laws of the State of Washington.

     Article IX of the Company's Bylaws contains an indemnification provision similar to that contained in the Articles and, in addition, provides in part as follows:

     "SECTION 2. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington."

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.  EXHIBITS.

Reference is made to the Exhibit Index on p. II-5 hereof.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against either of the registrant by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

     The Registrant hereby appoints each Agent for Service named in this Registration Statement as its attorney-in-fact to sign in his or her name and behalf, and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and each director and/or officer of the Registrant whose signature appears below hereby appoints each such Agent for Service as his or her attorney-in-fact with like authority to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Commission, any and all such amendments.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 11th day of September, 1998.

                                             THE WASHINGTON WATER POWER COMPANY

                                                  By    /s/ T. M. Matthews
                                                     ----------------------
                                                             T. M. Matthews
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                             Signature                                           Title                             Date
                             ---------                                           -----                             ----
  /s/ T.M. Matthews                                                 Principal Executive Officer             September 11, 1998
---------------------------------------------------------------     and Director
                      T. M. Matthews
  (Chairman of the Board and Chief Executive Officer)

  /s/ J. E. Eliassen                                                Principal Financial and                 September 11, 1998
---------------------------------------------------------------     Accounting Officer
                      J.E. Eliassen
  (Senior Vice President, Chief Financial Officer & Treasurer)

  /s/ W. Lester Bryan                                               Director                                September 11, 1998
---------------------------------------------------------------
                      W. Lester Bryan
          (President and Chief Operating Officer)

  /s/ David A. Clack                                                Director                                September 11, 1998
---------------------------------------------------------------
                        David A. Clack

  /s/ Sarah M. R. Jewell                                            Director                                September 11, 1998
---------------------------------------------------------------
                        Sarah M.R. Jewel

  /s/ John F. Kelly                                                 Director                                September 11, 1998
---------------------------------------------------------------
                         John F. Kelly

  /s/ Eugene W. Meyer                                               Director                                September 11, 1998
---------------------------------------------------------------
                        Eugene W. Meyer

  /s/ Bobby Schmidt                                                 Director                                September 11, 1998
---------------------------------------------------------------
                        Bobby Schmidt

  /s/ Larry A. Stanley                                              Director                                September 11, 1998
---------------------------------------------------------------
                        Larry A. Stanley

  /s/ R. John Taylor                                                Director                                September 11, 1998
---------------------------------------------------------------
                        R. John Taylor

                                    EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------
4(a)*          Restated Articles of Incorporation of the Company, as amended,
               (filed as Exhibit 4(a) to Form 10-Q for the quarter ended
               June 30, 1994).
4(b)*          Bylaws of the Company, as amended, May 14, 1998 (filed as Exhibit
               4(a) to Form 10-Q for the quarter ended June 30, 1998).
4(c)*          Rights Agreement dated as of February 16, 1990, between the
               Company and the Bank of New York as successor Rights Agent (filed as Exhibit 4(n) to Form 8-K dated February 16, 1990).
5(a)           Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller
               LLP.
5(b)           Opinion and Consent of Thelen Reid & Priest LLP.
8              Opinion of Thelen Reid & Priest LLP as to tax matters (contained in Exhibit 5(b)).
23(a)          Consent of Deloitte & Touche LLP.
23(b)          The consents of Paine, Hamblen, Coffin, Brooke & Miller LLP and
               Thelan Reid & Priest LLP are contained in Exhibits 5(a) and 5(b), respectively.
24             Power of Attorney (included on page II-4 hereof).

------------------------

*    Incorporated by reference herein.